EXHIBIT 12.2

                              SUNAMERICA INC.
                    COMPUTATION OF RATIO OF EARNINGS TO
            COMBINED FIXED CHARGES & PREFERRED STOCK DIVIDENDS
                  (EXCLUDING INTEREST ON FIXED ANNUITIES,
             GUARANTEED INVESTMENT CONTRACTS & TRUST DEPOSITS)

                                                                                                        Nine months ended
                                                                                                             June 30,
                                                       Years ended September 30,                           (unaudited)
                                                  _________________________________________________   _______________________
                                       1990         1991         1992         1993         1994         1994         1995
                                     __________   __________   _________    __________   __________   __________   __________
                                                                  (in thousands, except ratios)

Earnings:
Pretax income                         $ 60,867     $ 73,381     $111,091     $184,011     $240,001     $176,234     $199,653
                                     __________   __________   _________    __________   __________   __________   __________
Add:
  Interest incurred on:
   Senior indebtedness                  31,436       33,072       33,224       36,246       50,292       36,044       41,031
   Subordinated notes                   13,003       10,473        3,941           --           --           --           --
                                     __________   __________   _________    __________   __________   __________   __________
   Total interest incurred              44,439       43,545       37,165       36,246       50,292       36,044       41,031
                                     __________   __________   _________    __________   __________   __________   __________

  Dividends paid on preferred
   securities of grantor trust              --           --           --           --           --           --          364
                                     __________   __________   _________    __________   __________   __________   __________

Total earnings                        $105,306     $116,926     $148,256     $220,257     $290,293     $212,278     $241,048
                                     =========    =========    =========    =========    =========    =========    =========
Combined fixed charges and
  preferred stock dividends:

Interest incurred on:
  Senior indebtedness                 $ 31,436     $ 33,072     $ 33,224     $ 36,246     $ 50,292     $ 36,044     $ 41,031
  Subordinated notes                    13,003       10,473        3,941           --           --           --           --
                                     __________   __________   _________    __________   __________   __________   __________
  Total interest incurred               44,439       43,545       37,165       36,246       50,292       36,044       41,031

Dividends paid on preferred
  securities of grantor trust               --           --           --           --           --           --          364

Dividends paid on preferred
  stock of SunAmerica Inc.,
  on a tax equivalent basis              8,362        8,369       17,733       42,675       54,528       40,175       32,271
                                     __________   __________   _________    __________   __________   __________   __________
Total combined fixed charges
  and preferred stock dividends       $ 52,801     $ 51,914     $ 54,898     $ 78,921    $ 104,820     $ 76,219     $ 73,666
                                     =========    =========    =========    =========    =========    =========    =========

Ratio of earnings to combined
  fixed charges and preferred
  stock dividends (excluding
  interest incurred on fixed
  annuities, guaranteed investment
  contracts and trust deposits)           2.0x         2.3x         2.7x         2.8x         2.8x         2.8x         3.3x
                                     =========    =========    =========    =========    =========    =========    =========

                              SUNAMERICA INC.
            COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                    CHARGES & PREFERRED STOCK DIVIDENDS
                  (INCLUDING INTEREST ON FIXED ANNUITIES,
             GUARANTEED INVESTMENT CONTRACTS & TRUST DEPOSITS)

                                                                                                         Nine months ended
                                                        Years ended September 30,                             June 30,
                                     ______________________________________________________________    ______________________
                                        1990         1991         1992         1993         1994         1994         1995
                                     __________   __________   _________    __________   __________   __________   __________
                                                                   (in thousands, except ratios)

Earnings:
Pretax income                          $ 60,867     $ 73,381     $111,091     $184,011     $240,001     $176,234     $199,653
                                     __________   __________   _________    __________   __________   __________   __________
Add:
  Interest incurred on:
    Fixed annuity contracts             403,775      411,084      362,094      308,910      254,464      194,783      190,284
   Guaranteed investment contracts       87,280      124,381      140,114      136,984      150,424      108,211      151,776
    Trust deposits                        2,909            -        4,256        8,438        8,516        6,223        7,901
    Senior indebtedness                  31,436       33,072       33,224       36,246       50,292       36,044       41,031
    Subordinated notes                   13,003       10,473        3,941           --           --           --           --
                                     __________   __________   _________    __________   __________   __________   __________
    Total interest incurred             538,403      579,010      543,629      490,578      463,696      345,261      390,992
                                     __________   __________   _________    __________   __________   __________   __________

Dividends paid on preferred
  securities of grantor trust                --           --           --           --           --           --          364
                                     __________   __________   _________    __________   __________   __________   __________
Total earnings                         $599,270     $652,391     $654,720     $674,589     $703,697     $521,495     $591,009
                                      =========    =========    =========    =========    =========    =========    =========

Combined fixed charges and
  preferred stock dividends:
Interest incurred on:
  Fixed annuity contracts              $403,775     $411,084     $362,094     $308,910     $254,464     $194,783     $190,284
  Guaranteed investment contracts        87,280      124,381      140,114      136,984      150,424      108,211      151,776
  Trust deposits                          2,909           --        4,256        8,438        8,516        6,223        7,901
  Senior indebtedness                    31,436       33,072       33,224       36,246       50,292       36,044       41,031
  Subordinated notes                     13,003       10,473        3,941           --           --           --           --
                                     __________   __________   _________    __________   __________   __________   __________
  Total interest incurred               538,403      579,010      543,629      490,578      463,696      345,261      390,992

Dividends paid on preferred
  securities of grantor trust                --           --           --           --           --           --          364

Dividends paid on preferred
  stock of SunAmerica Inc. on
  a tax equivalent basis                  8,362        8,369       17,733       42,675       54,528       40,175       32,271
                                     __________   __________   _________    __________   __________   __________   __________
Total combined fixed charges
  and preferred stock dividends        $546,765     $587,379     $561,362     $533,253     $518,224     $385,436     $423,627
                                      =========    =========    =========    =========    =========    =========    =========
Ratio of earnings to combined
 fixed charges and preferred stock
  dividends (including interest
  incurred on fixed annuities,
  guaranteed investment contracts
  and trust deposits)                      1.1x         1.1x         1.2x         1.3x         1.4x         1.4x         1.4x
                                      =========    =========    =========    =========    =========    =========    =========